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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of St. Mary Land & Exploration Company and Subsidiaries on Form S-4 of our report dated March 3, 1997, except for the effects of adopting Statement of Financial Accounting Standards No. 128, "Earnings Per Share," as discussed in
Note 1, as to which the date is March 19, 1998, on our audits of the financial statements of St. Mary Land & Exploration Company and Subsidiaries for the year ended December 31, 1996, which report is included in the Annual Report on Form 10-K/A2. We also consent to the reference to our firm under the caption "Experts."

                                             /S/ PRICEWATERHOUSECOOPERS LLP
                                             -----------------------------------
                                             PricewaterhouseCoopers LLP

Denver, Colorado
October 1, 1999